UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 14, 2024

OPTION CARE HEALTH, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-11993	05-0489664
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3000 Lakeside Dr. Suite 300N, Bannockburn, IL 60015
(Address of principal executive offices)

(312) 940-2443
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	OPCH	Nasdaq Global Select Market

Item 7.01. Regulation FD Disclosure.
Option Care Health, Inc. (“Option Care Health” or the “Company”) was informed that Change Healthcare, a subsidiary of UnitedHealth Group, experienced an incident in which a cybersecurity threat actor gained access to some of its information technology systems. The Company utilizes several applications provided by Change Healthcare for, among other things, verification of benefits for existing and prospective patients, submission of claims to health plans for processing and payment, and application of cash remittances.
At the time of the system disruption on February 21, 2024, Option Care Health disconnected its operations from Change Healthcare applications and has since been working continuously to find alternative processes to help maintain patient care and its overall operations. Since receiving notice from Change Healthcare, the Company has not identified any compromise or unauthorized access of its systems or networks due to this third party incident.
Option Care Health continues to focus on providing extraordinary patient care and is working diligently to resolve the operational disruption caused by the Change Healthcare system outage. The Company currently maintains its ability to provide care to its existing patients as well as onboard new patients. The Company has also deployed alternative platforms and applications as well as established workarounds where practicable. However, more than one-half of the Company’s claims for services rendered since the third party incident remain unable to be processed.
Option Care Health has not determined that the third party incident is reasonably likely to materially impact the Company’s financial condition or results of operations. However, the Company cannot predict the ultimate impact on its operations and financial results given the dynamic and ongoing nature of the situation. The Company anticipates that, in the near-term, the disruption will affect the Company’s financial results in a number of ways, including but not limited to, (i) cash flow and working capital due to the inability to process a large cohort of claims; (ii) inefficiencies in patient registration and support functions, including new patient registration and benefit verification; (iii) inefficiencies in the billing and collections functions; and (iv) higher net interest expense due to lower-than-expected interest-bearing cash balances. The Company currently maintains strong liquidity and has not drawn upon its $400 million revolving credit facility to date.
Forward-Looking Statements
This Current Report on Form 8-K may contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements regarding the expected impact of the third-party system disruption on the Company’s financial condition or results of operations.
Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations, and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. The Company’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. For a detailed discussion of the risk factors that could affect the Company’s actual results, please refer to the risk factors identified in the Company’s periodic reports as filed with the SEC.
Any forward-looking statement made by the Company in this Current Report on Form 8-K is based only on information currently available to the Company and speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Option Care Health, Inc.

Date:	March 14, 2024	By:	/s/ Michael Shapiro
Michael Shapiro
Chief Financial Officer